Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Talon International, Inc. and Subsidiaries (collectively, the “Company”) of our report dated March 24, 2014, relating to our audit of the consolidated financial statements, which is incorporated by reference in the Prospectus, which is part of this Registration.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ SingerLewak LLP
SingerLewak LLP

Los Angeles, California
November 20, 2014